EXHIBIT 10.3

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT ("Agreement") is entered into as of the 20th day of June, 1996, by and between AUTOMATED DISPATCH SYSTEMS, INC., a Florida corporation ("ADS") and HEALTH TRANS, INC., a Delaware corporation ("HT").

     WHEREAS, HT is in the business, together with others through the formation of limited liability companies ("LLC"), of providing medical transportation services; and

     WHEREAS, HT obligates itself to the LLC to perform certain consulting services which are more specifically set out in the limited liability company agreements and consulting agreements ("Consulting Agreement") between HT and the LLC; and

     WHEREAS, HT wishes to hire ADS for the purpose of fulfilling certain obligations of HT set forth in the Consulting Agreement,

     NOW, THEREFORE, in consideration of mutual covenants and promises contained herein the parties agree as follows:

     1.  PROVIDING SERVICES.  ADS, at HT's request, agrees to provide in a
         ------------------
businesslike manner to any entity with which HT is associated (i.e., one in which HT owns a 15% or greater ownership interest) , including, but not limited to, those LLCs or other entities (i) with which HT enters into a Consulting Agreement, or (ii) to which an LLC is sold, or (iii) that are the successors and/or assigns of HT, those services set forth in items #12 through #16 of Exhibit A of the Consulting Agreement, attached here to as Exhibit 1, as it may be modified from time to time so long as such modifications do not materially increase the obligations of ADS. In addition to those obligations set forth in Exhibit A to Exhibit 1, in the event any LLC (or other entity covered by this Section) charges its customers on a "capitated" fee basis, ADS shall provide those additional services necessary to allow the LLC to provide, bill and collect on a capitated fee basis.

     2.  Compensation.  (a)  HT shall cause each LLC to pay ADS for the services
         ------------
it is providing under this Agreement the sum of $125.00 per week per van, subject to a minimum weekly payment of $500.00, during the first seven years of this Agreement; provided, however, that as to new initial contracts entered into by an LLC after the third anniversary of this Agreement, the LLC shall pay ADS a minimum of $125.00 per week per van as well as a proportionate increase in such amount to the extent that the LLC receives more than $1400.00 per week per van (for example, if the LLC receives $1400 per week per van, ADS receives $125; if the LLC receives $1600 per week per van, ADS receives approximately $157). Commencing July 1, 2003, the per year rate shall be equal to that rate then customarily charged in the industry which will be agreed upon by the parties hereto. Notwithstanding the foregoing, prior to July 1, 2003, if the LLC receives an increase over its initial contract rate in the per van per week charge it charges its customers, HT shall provide written notice to ADS of such increase, and increase the fee paid to ADS hereunder by an amount equal to the percentage increase in the amount it receives from said customer.

     (b) In the event the LLC (or other entity referred to in Section 1) charges its customer on a capitated fee basis, HT shall (i) consult with ADS before determining the amount charged by the LLC to such customer, and (ii) in lieu of the compensation amount set forth in paragraph (a) of this Section 2, cause the LLC to pay to ADS nine percent (9%) of such capitated fee.

     (c) The fees payable to ADS as set forth in paragraphs (a) and (b) of this
Section 2 shall be paid weekly within thirty (30) days from the end of each week in which such service was rendered. In addition, HT shall reimburse ADS for reasonable travel expenses incurred by ADS for installation trips by ADS personnel on HT's behalf and approved in advance by HT, within thirty (30) days after submission by ADS of receipts or other documentation satisfactory to HT for such expenses.

     3.  TERM.  This Agreement shall commence on July 1, 1996 and shall continue
         ----
until December 31, 2011. If during the term either party wishes or purports to terminate this Agreement as a result of a breach of this Agreement of any sort by the other party, such first party shall first give the second party written notice setting forth the alleged breach. After receipt of such written notice, the second party shall have thirty (30) days to cure such alleged breach. No such termination of this Agreement shall take place unless the second party fails to cure such breach within such period.

     4.  PERSONNEL.  ADS shall supply sufficient personnel with adequate
         ---------
training and skill to perform all tasks required by this Agreement and any applicable Federal, State or local law, rule or regulation.

     5.  EQUIPMENT.  HT shall require the LLC or other entity (i)  to provide
         ---------
vehicles, (ii) to pay for the first $2000 of dispatch center computer hardware required by ADS to perform its obligations hereunder, and (iii) to pay for radio airtime to the extent that the cost of such airtime is in excess of the cost of airtime for ADS's operations in Miami, Florida. ADS shall provide in-vehicle radios, dispatch center computer equipment in excess of $2000, and all necessary software. In addition, ADS shall be responsible for all related variable telephone utilization costs and for the cost of airtime up to the cost of airtime for ADS's operations in Miami, Florida.

     6.  JURISDICTION; VENUE; GOVERNING LAW.
         ----------------------------------

     A. Each party hereby irrevocably submits, in any suit, action or proceeding against it arising out of or in connection with this Agreement, to the jurisdiction of the United States District Court for the Southern District of Florida and the jurisdiction of any court of the State of Florida located in Dade County, and waives any and all objection to such jurisdiction.

     B. Each party also agrees that in the event of any suit, action or proceeding against it arising out of or in connection with this Agreement, the proper venue for an action shall be in a United States or a Florida court sitting in Dade County, Florida.

     C. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without regard to conflicts of laws provisions.

     7.  NOTICES.
         -------

     A. Any notice required by this Agreement shall be effective and deemed delivered three (3) business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage; or one (1) business day after pickup by the courier service when sent by overnight courier, properly addressed and prepaid; or one (1) business day after the date of the sender's electronic confirmation of receipt when sent by facsimile transmission. Notices shall be sent to the addresses or FAX numbers set forth below, unless either party notifies the other in writing of an address or FAX number change.

     To HT:  Health Trans, Inc.
     ATTN: Martin Zilber, President
     1995 N.E. 142 Street
     Miami, FL 33181
     Facsimile No. (305) 354-4958

     To ADS:  Automated Dispatch Systems, Inc.
     ATTN: John Shermyen
     8175 N.W. 12th Street
     Suite 417
     Miami, Florida 33126
     Facsimile No. (___) ___-____

     Any party may change the address or facsimile number to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice.

     8.  HEADINGS.  The descriptive headings contained in this Agreement are for
         --------
convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

     9.  SEVERABILITY.  Each provision hereof is severable from this Agreement
         ------------
and, if one or more provisions hereof are declared invalid, such provisions shall be deemed not to have been written, and the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     10.  BINDING EFFECT AND ASSIGNMENT.  This Agreement shall be binding upon
          -----------------------------
and inure to the benefit of the parties and their respective successors and assigns, but this Agreement may not be assigned by either Party without the prior written consent of the other party.

     11.  CONFIDENTIALITY.  No party shall disclose or use in competition the
          ---------------
contents of this Agreement, nor any confidential or proprietary information or trade secrets communicated to it by the other party, whether before or during the performance of this Agreement, or of which it otherwise becomes aware, without obtaining the prior written consent of the other party. All such information shall be deemed confidential or proprietary unless otherwise designated and agreed by the parties.

     12.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the
          ----------------
Parties with respect to this transaction and supersedes all prior understandings and agreements of the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by a writing specifically referring to this Agreement and executed by the parties. The undersigned represent that they have the authority to sign this Agreement.

     13.  CONSTRUCTION.  This Agreement has been prepared jointly by, and is the
          ------------
product of extensive negotiations between, the parties hereto, and, accordingly, shall not be interpreted more strictly against any one party.

     14.  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND
          ---------------------
INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES ENTERING INTO THIS AGREEMENT.

     15.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  NON-WAIVER.  Any delay in or to failure to enforce at any time any
          ----------
provision of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part thereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is to be enforced.

     17.  SUCCESSORS AND ASSIGNS.   This Agreement shall be binding upon and for
          ----------------------
the benefit of the parties hereto and their successors and assigns.

     18.  GUARANTEE BY RADIOSOFT.  ADS, as of the date hereof, is a wholly owned
          -----------------------
subsidiary of RadioSoft, Inc., a Delaware corporation. In the event, for any reason whatsoever, ADS is unable or unwilling to perform its obligations set forth herein, RadioSoft agrees it shall perform, or cause to be performed, the obligations of ADS set forth herein for the compensation to be paid to ADS as provided in Section 2. Subject to the right of first refusal to purchase ADS granted by RadioSoft to Health Trans of South Florida, Inc. ("HTSF") in connection with RadioSoft's guarantee of ADS's obligations under that certain agreement between ADS and HTSF of even date herewith, upon the sale by RadioSoft of all of the issued and outstanding stock of ADS, RadioSoft may delegate to the purchaser of such stock its guarantee obligation hereunder, so long as HT consents to such delegation, which consent may not unreasonably be withheld if such purchaser's net worth determined under generally accepted accounting
principles (GAAP) is at least one million dollars ($1,000,000)    at the time of
such delegation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              HEALTH TRANS, INC.


                              By:
                                 ------------------------------------
                              AUTOMATED DISPATCH SYSTEMS, INC.


                              By:
                                 ------------------------------------
                              RADIOSOFT, INC.


                              By:
                                 ------------------------------------

                                   EXHIBIT 1

                             CONSULTING AGREEMENT


          THIS AGREEMENT (the "Agreement") is made as of _____, 1996, by and between HEALTH TRANS OF KENTUCKY, L.L.C., a Delaware limited liability company ("HTNH"), and HEALTH TRANS, INC., a Delaware corporation ("Consultant").

          WHEREAS, Consultant has experience and knowledge in medical transportation services and the systems and personnel software necessary to provide routing and scheduling of patients for transportation to and from medical facilities, and provides certain consulting and management services based on such experience and knowledge; and

          WHEREAS, HTNH is in the business of providing medical transportation services to the medical community within 20 miles of _________ Kentucky (the "Territory"); and
          WHEREAS, HTNH wishes to hire Consultant to provide such consulting and management services.
          NOW, therefore, in consideration of mutual covenants and promises contained herein, the parties agree as follows:

          1.   RECITALS.
               --------
               The above recitals are true.

          2.   DUTIES.
               ------

               HTNH hereby engages Consultant to provide those consulting and management services set forth on Exhibit A to HTNH as necessary to assist it in providing dispatch services to its customers.

          3.  COMPENSATION.
              ------------

          Throughout the term of this Agreement, HTNH shall pay to Consultant, as weekly compensation for its services under this Agreement, an amount equal to the product of (a) Two Hundred Dollars ($200.00) and (b) the number of vehicles owned or leased by HTNH and used during said week to provide medical transportation services (such number to be equal to the aggregate number of such vehicles under HTNH's contracts with its clients). In addition, HTNH shall pay or reimburse Consultant weekly for all out-of-pocket expenses incurred by Consultant in providing the services set forth in Exhibit A, such as travel and lodging, long distance telephone calls, etc.

          4.   PAYMENT.
               -------

          HTNH shall pay to Consultant the sums set forth in paragraph 3 on or before the Wednesday following the week to which such payment relates or in which such reimbursable expense was incurred.

          5.   TERM.  This Agreement shall commence on March 1, 1996 and shall
               -----
continue until December 31, 2020.

          6.   JURISDICTION; VENUE; GOVERNING LAW.
               ----------------------------------

               a. Each party hereby irrevocably submits, in any suit, action or proceeding against it arising out of or in connection with this Agreement, to the jurisdiction of the United States District Court for the Southern District of Florida and the jurisdiction of any court of the State of Florida located in Dade County, and waives any and all objection to such jurisdiction.

          b. Each party also agrees that in the event of any suit, action or proceeding against it arising out of or in connection with this Agreement, the proper venue for an action shall be in a United States or a Florida court sitting in Dade County, Florida.

          c. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without regard to conflicts of laws provisions.

          7.   NOTICES.
               -------

          a. Any notice required by this Agreement shall be effective and deemed delivered three (3) business days after posting with the United States Postal Service when mailed by certified mail, return receipt requested, properly addressed and with the correct postage; or one (1) business day after pickup by the courier service when sent by overnight courier, properly addressed and prepaid; or one (1) business day after the date of the sender's electronic confirmation of receipt when sent by facsimile transmission. Notices shall be sent to the addresses or FAX numbers set forth below, unless either party notifies the other in writing of an address or FAX number change

          To Consultant: Health Trans, Inc.
                         ATTN: Martin Zilber, President
                         1995 N.E. 142 Street
                         Miami, FL 33181
                         Facsimile No. (305) 354-4958

          To HTNH:       Health Trans of Kentucky, L.L.C.

          Any party may change the address or facsimile number to which notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving notice.

          8.  HEADINGS. The descriptive headings contained in this Agreement are
              --------
for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

          9.   SEVERABILITY.  Each provision hereof is severable from this
               ------------
Agreement and, if one or more provisions hereof are declared invalid, such provisions shall be deemed not to have been written, and the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          10.  BINDING EFFECT AND ASSIGNMENT.  This Agreement shall be binding
               ------------------------------
upon and inure to the benefit of the parties and their respective successors and assigns, but this Agreement may not be assigned by either Party without the prior written consent of the other party.

          11.  CONFIDENTIALITY.  No party shall disclose or use in competition
               ---------------
the contents of this Agreement, nor any confidential or proprietary information or trade secrets communicated to it by the other party, whether before or during the performance of this Agreement, or of which it otherwise becomes aware, without obtaining the prior written consent of the other party. All such information shall be deemed confidential and proprietary unless otherwise designated and agreed by the parties.

          12.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement
               ----------------
of the Parties with respect to this transaction and supersedes all prior understandings and agreements of the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by a writing specifically referring to this Agreement and executed by the parties. The undersigned represent that they have the authority to sign this Agreement.

          13.  CONSTRUCTION.  This Agreement has been prepared jointly by, and
               ------------
is the product of extensive negotiations between, the parties hereto, and, accordingly, shall not be interpreted more strictly against any one party.

          14.  WAIVER OF JURY TRIAL.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY
               --------------------
AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES ENTERING INTO THIS AGREEMENT.

          15.  COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16.  NON-WAIVER.  Any delay in or to failure to enforce at any time
               ----------
any provision of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part thereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is to be enforced.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              HEALTH TRANS, INC.


                              By:
                                 -------------------------------
                                     Martin Zilber, President


                              HEALTH TRANS, OF KENTUCKY, L.L.C.


                              By:
                                 -------------------------------
                                     ---------------------------
                                     Authorized Representative

                                   EXHIBIT A

          (1) Develop and update a business plan.
          (2) Provide initial and update training and education to staff.
          (3) Provide assistance in the purchasing of equipment and insurance.
          (4) Provide customized accounts receivable, payroll and personnel management software systems.
          (5) Assist with permitting and licensing.
          (6) Provide marketing and sales support.
          (7) Provide standard proposal templates customized to fit client's need.
          (8) Assist in prospective client presentations.
          (9) Train sales staff for client presentations and accompany sales staff when necessary.
          (10) Provide patient and cost data for clients.
          (11) Accompany staff to meet with medical facility personnel to establish transportation system.
          (12) Complete order taking capability through phone, fax, or modem line.
          (13) Telephone access to client for all incoming service and information requests.
          (14) Routing and scheduling of all patient trips.
          (15) Radio dispatching services.
          (16) Reconciliation of accurate trip information.
          (17) Continuing support materials and training seminars to assist and update your operation.